UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 8, 2007, the Board of Directors (the “Board”) of West Marine, Inc. (the “Corporation”) unanimously approved certain amendments to West Marine’s By-laws. The material amendments are summarized below.

•

Article IV, Section 1(a) of the By-laws was amended, to eliminate the requirement that the Board appoint vice presidents and certain other officers of the corporation and to provide that the Board choose the Chief Executive Officer, President, Chief Operating Officer, Chief Accounting Officer and any other executive officer of the Corporation. In addition, this section was amended to provide the Chief Executive Officer, or in the absence of a Chief Executive Office, the President, with the authority to appoint non-executive officers. Conforming changes to other sections of Article IV also were made.

•

The first sentence of Article IV Section 1(b) of the By-laws was deleted, thereby removing the requirement that all officers be elected annually by the Board of Directors at its regular meeting. Accordingly, officers, including executive officers, hold their position until their successor is chosen or until death, resignation or removal.

•

Article IV of the By-laws was amended to delineate the roles and duties of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Accounting Officer and to define “Executive Officers”.

•

Article VI of the By-laws was amended to expressly authorize the issuance and transfer of either certificated or uncertificated (“book-entry”) shares of the Corporation’s stock. This amendment was adopted to comply with NASDAQ rules relating to the ability of listed companies to issue shares in either certificated or uncertificated form and to participate in a book-entry share Direct Registration System.

The foregoing is a brief description of the amendments to the Corporation’s By-laws and is qualified in its entirety by reference to the full text of the West Marine, Inc. By-laws, as amended to date, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01. Exhibits.

(d) Exhibit:

3.1	By-laws of West Marine, Inc., as amended and as adopted March 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: March 13, 2007	By:	/s/ Pamela J. Fields
Pamela J. Fields
Vice President, General Counsel & Corporate Secretary